UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2012

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24006 (Commission File Number)	94-3134940 (IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 24, 2012, Nektar Therapeutics (“Nektar”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with RPI Finance Trust (together with any of its designated affiliates, “RPI”), an affiliate of Royalty Pharma. Pursuant to the Purchase and Sale Agreement, on February 29, 2012, Nektar sold to RPI all of its rights to receive royalty payments arising in respect of worldwide net sales, from and after January 1, 2012, of (a) CIMZIA® under Nektar’s license, manufacturing and supply agreement with UCB Pharma, and (b) MIRCERA® under Nektar’s license, manufacturing and supply agreement with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, the “Royalty Entitlements”). On February 29, 2012, Nektar received an aggregate cash purchase price from RPI for the Royalty Entitlements of $124.0 million, subject to certain adjustments described below.

Pursuant to the Purchase and Sale Agreement, Nektar will be required to pay to RPI (a) $3.0 million if certain worldwide net sales thresholds of MIRCERA® for the 12 month period ending on December 31, 2012 are not achieved and (b) up to $7.0 million if certain worldwide net sales thresholds of MIRCERA® for the 12 month periods ending on December 31, 2012 and December 31, 2013, respectively, are not achieved.

The Purchase and Sale Agreement grants RPI the right to receive certain reports and other information relating to the Royalty Entitlements and contains various representations and warranties, covenants, indemnification obligations and other provisions that are customary for a transaction of this nature.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which will be filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2012.

Item 2.01       Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 above, on February 24, 2012, Nektar entered into a Purchase and Sale Agreement with RPI with respect to the purchase and sale of the Royalty Entitlements. On February 29, 2012, Nektar completed the sale of the respective Royalty Entitlements and received $124.0 million in cash as consideration from RPI (or its designated affiliate) for the sale.

Nektar knows of no material relationships between it or its affiliates, on the one hand, and RPI or its affiliates, on the other hand, other than in respect of the transactions set forth in the Purchase and Sale Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 7.01       Regulation FD Disclosure.

On February 29, 2012, Nektar issued the press release announcing the matters reported herein under Items 1.01 and 2.01. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “Nektar Therapeutics Announces Agreement to Sell MIRCERA® and CIMZIA® Royalties to Royalty Pharma for $124 Million” issued by Nektar Therapeutics on February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

By:	/s/ Gil M. Labrucherie
Name: Gil M. Labrucherie
Title: General Counsel and Secretary

Date: February 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “Nektar Therapeutics Announces Agreement to Sell MIRCERA® and CIMZIA® Royalties to Royalty Pharma for $124 Million” issued by Nektar Therapeutics on February 29, 2012.